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                                                                  Exhibit 10.4

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TO:      LIZ WHITBRED-SNYDER

FROM:    SHEKAR NARASIMHAN

RE:      PROMOTION

DATE:    MAY 20, 1999
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I am pleased to inform you that you are being promoted effective immediately to Executive Vice President and Chief Financial Officer of the WMF Group, Ltd. In this capacity you will have overall responsibility for the financial and operational management of the company. You will be reporting directly to the CEO.

Your annual compensation is increased to $175,000 and you are now entitled to an additional 20,000 options under the amended KEIP plan. These options will be issued to you on June 20, 1999. In addition, you are now eligible for EVP severance benefits under the company's plan.

Finally, for the period of one-year from this date, you and the company will have the option to revert you back to responsibilities similar to those you held as Senior Vice President, Operations. This option must be exercised with a minimum of 90-day notice and if exercised, you will keep the EVP title and the compensation outlined above.

Liz, the company and I appreciate your loyalty and past service.
Congratulations and look forward to working with you in your new role.